EXHIBIT (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105682) pertaining to The Gorman-Rupp Company 401(K) Plan of our report dated June 9, 2006, with respect to the financial statements and schedules of The Gorman-Rupp Company 401(K) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 23, 2006

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